UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

EXPLANATORY NOTE

We are filing this Amendment 1 to our Form 8-K dated September 6, 2012 to correct a typographical error for Exhibit 10.1. The document description on the SEC public web site has been corrected from “WARRANT PURCHASE AGREEMENT” to “SETTLEMENT AND RELEASE AGREEMENT.” No other alterations have been made.

SECTION 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 6, 2012, Mr. Bradley E. Sparks. resigned from the Visualant, Inc. (“Company”) Board of Directors. Mr. Sparks was a Management Director and a member of the Audit Committee. Mr. Sparks had no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 6, 2012, the Company signed a Settlement and Release Agreement (“Sparks Agreement”) with Mr. Sparks. The Sparks Agreement required (i) payment of $50,750.00 and issuance of 513,696 shares of the Company’s common stock for full payment on a note and related accrued interest of $66,780; (ii) payment of $39,635.00 to Mr. Sparks for a note, accrued interest and other liabilities; and (iii) issuance of 4,000,000 shares of the Company’s common stock to Mr. Spark unpaid compensation in the amount of $721,333 The above is full settlement of all outstanding liabilities due to Mr. Sparks.

The above description of the Settlement and Release Agreement is intended only as a summary of such agreement. The Settlement and Release Agreement is filed as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Settlement and Release Agreement dated September 6, 2012 by and between Visualant, Inc. and Bradley E. Sparks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

September 11, 2012	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement and Release Agreement dated September 6, 2012 by and between Visualant, Inc. and Bradley E. Sparks.